                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 5, 2002


                               ITC^DELTACOM, INC.
                -------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                            0-23253                          58-2301135
 (State or Other Jurisdiction of        (Commission File Number)        (IRS Employer Identification
         Incorporation) No.)

                 1791 O.G. Skinner Drive
                   West Point, Georgia                                               31833
         (Address of Principal Executive Offices)                                   (Zip Code)



Registrant's telephone number, including area code:  (706) 385-8000


                                 Not applicable
                -------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

             99. Press release dated February 26, 2003, as corrected.

Item 9.  Regulation FD Disclosure.

         On February 26, 2003, ITC^DeltaCom, Inc. (the "Company") issued a press release reporting certain financial and operating results for 2002. Subsequent to the issuance of the release, the Company discovered that the net gain from reorganization items for the period from January 1, 2002 to October 29, 2002 reported under "Financial Highlights" on page 8 of that release should have been reported as $60.8 million instead of $54.8 million. This increase in the net gain from reorganization items of approximately $6.0 million results in corresponding improvements to the loss before income taxes, net loss, net loss applicable to common stockholders and basic and diluted net loss per common share reported in the release for that period.

         The entire February 26, 2003 press release, as corrected, is attached as Exhibit 99 to this Current Report on Form 8-K.

         The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

                                       2

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ITC^DELTACOM, INC.




Date:    March 27, 2003              /s/ J. Thomas Mullis
                                     -------------------------------------------
                                     J. Thomas Mullis

                                     Senior Vice President-Legal and Regulatory

                                       3

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                                  Exhibit Index

Exhibit Number                          Exhibit Description
--------------                          -------------------

     99.                  Press release dated February 26, 2003, as corrected.